EXHIBIT 77Q1(g)

         A copy of the agreement and other documents relevant to the information sought in Sub-Item 77M are contained in the Trust's Registration Statement on Form N-14 on behalf of the Fund (File No. 333-104735), as filed with the Securities and Exchange Commission via EDGAR on August 28, 2003 under Rule 485(b) under the Securities Act of 1933. Such documents are incorporated herein by reference.